UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2023

Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Compliance Officer
(b) On May 3, 2023, Performant Financial Corporation (the “Company”) and Harold T. Leach, Jr. mutually agreed to Mr. Leach’s separation from his position as Chief Compliance Officer of the Company, and entered into a Confidential Separation Agreement and Release (the “Separation Agreement”) in connection with Mr. Leach’s separation from employment with the Company. Mr. Leach did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Pursuant to the terms of the Separation Agreement, the Company has agreed to pay Mr. Leach a severance payment of $390,000, and Mr. Leach has provided customary releases and other confidentiality covenants in favor of the Company.
Resignation of Chief Executive Officer
(b) On May 5, 2023, Lisa Im tendered her resignation from her position as Chief Executive Officer of the Company effective May 5, 2023 (the “CEO Resignation”). Ms. Im did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In addition, on May 5, 2023, the effective date of the CEO Resignation, the Board of Directors of the Company (the “Board”) appointed Ms. Im to serve as Executive Chair of the Board (the “Executive Chair”). In her role as Executive Chair, Ms. Im will continue to be paid her current annual base salary and receive her existing benefit package, both of which are described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2023.
Appointment of Chief Executive Officer
(c) On May 5, 2023, in connection with the CEO Resignation, the Board appointed Simeon M. Kohl as Chief Executive Officer of the Company, with such appointment to be effective May 5, 2023 (the “Effective Date”). Prior to his appointment as Chief Executive Officer, Mr. Kohl served as President of the Company since March 2022. Prior to appointment as President, Mr. Kohl served as the Company’s Vice President of Healthcare and Vice President of Sales and Account Management from February 2012 to March 2022. Mr. Kohl has more than 20 years of executive management experience and an extensive background in healthcare cost containment and related services. As the Company’s Vice President of Sales and Account Management, Mr. Kohl led the Company’s Commercial Healthcare growth initiatives and client facing programs. Prior to joining the Company, Mr. Kohl served as CEO for HOPS International, Inc. (“HOPS”), a leading provider of Integrity based analytic solutions for the healthcare and financial industries. Prior to joining HOPS, Mr. Kohl held various senior sales and business development positions with Apple Computer and other privately held technology companies.
(e) In connection with Mr. Kohl’s appointment as Chief Executive Officer, Mr. Kohl’s base salary shall remain at $345,000 per annum, with a target annual cash bonus award of seventy-five percent (75%) of his base salary. In addition, Mr. Kohl was granted a stock unit award (“RSU”) under the Company’s 2012 Stock Incentive Plan (the “Stock Plan”) with respect to an aggregate number of shares of the Company’s common stock equal to $1,053,000 divided by the Fair Market Value (as defined in the Stock Plan) of one share on the Effective Date with (i) fifty-percent (50%) of such stock unit award vesting in four equal installments on each of the first four anniversaries of the Effective Date and (ii) the remaining fifty-percent (50%) of such stock unit award are subject to performance-based vesting conditions based on predetermined target prices for shares of the Company’s common stock.

Appointment of Chief Financial Officer
(c) Effective May 5, 2023, the Board appointed Rohit Ramchandani as Chief Financial Officer of the Company, with such appointment to be effective May 5, 2023 (the “Effective Date”). Prior to appointment as Chief Financial Officer, Mr. Ramchandani served as the Company’s Senior Vice President, Finance & Strategy and in various financial and operational roles since joining Performant in March 2014. With a background as a strategic and financial advisor for technology-driven financial services organizations, Mr. Ramchandani is responsible for overseeing financial planning, as well as certain administrative functions for the Company. From 2012 until joining Performant in 2014, Mr. Ramchandani served at Financial Technology Partners, an investment bank specialized in technology enabled financial products and services. Mr. Ramchandani holds both a BS in Business Administration and a BS in Mathematics/Economics from University of Southern California.
(e) In connection with Mr. Ramchandani’s appointment as Chief Financial Officer, effective as of May 5, 2023, Mr. Ramchandani’s base salary became $290,000 per annum with a target annual cash bonus award of fifty percent (50%) of his base salary. In addition, Mr. Ramchandani was granted a stock unit award under the Stock Plan with respect to an aggregate number of shares of Company’s common stock equal to $622,000 divided by the Fair Market Value (as defined in the Stock Plan) of one share on the Effective Date with (i) fifty-percent (50%) of such stock unit award vesting in four equal installments on each of the first four anniversaries of the Effective Date and (ii) the remaining fifty-percent (50%) of such stock unit award are subject to performance-based vesting conditions based on predetermined target prices for shares of the Company’s common stock.
Election of Director
(d) On May 5, 2023, (i) the Board authorized and approved an increase in the number of directors from five (5) to six (6) members and (ii) as recommended by the Nominating and Governance Committee of the Board, the Board unanimously appointed Simeon M. Kohl to serve as a member of the Board to fill the vacancy created by the Board increase. While the Board may consider appointing Mr. Kohl to one or more committees of the Board, no such appointments have been made at this time. Mr. Kohl will serve as a Class I director with a term expiring at the Company’s 2025 Annual Meeting of the Stockholders, or until his successor is duly elected and qualified. There was no arrangement or understanding between Mr. Kohl and any other person pursuant to which Mr. Kohl was elected as director. Mr. Kohl has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2023

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Simeon Kohl
Simeon Kohl
Chief Executive Officer